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                                                                   EXHIBIT 10.10

                       FIFTH AMENDMENT TO CREDIT AGREEMENT


         This Amendment ("Amendment") is made as of the 11th day of February, 2000, by and between Electronic Tele-Communications, Inc. (the "Borrower") and Bank One, Wisconsin (the "Bank").

         WHEREAS, the Borrower and the Bank entered into a Credit Agreement, dated May 17,1989 as amended (the "Credit Agreement"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

         2. Section 6.8 The Section bearing the heading Consolidated Tangible Net Worth of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            Permit Consolidated Tangible Net Worth at any time to be less than $4,755,000.00 at January 1, 2000 and at all times thereafter; and if ETC pays dividends during the period January 1, 2000 until March 31, 2000, then these dividends shall not be subtracted from Consolidated Tangible Net Worth.

         3. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, act or event which could constitute an Event of Default under the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an Event of Default under the Credit Agreement.

         4. The Borrower acknowledges that as of the date of this Amendment, Events of Default have occurred and are continuing under the Credit Agreement due to Borrower's failure to maintain compliance with the Consolidated Tangible Net Worth Covenant. Bank One hereby waives the remedies available to Bank One on account of the violations of such covenants until December 31,1999 (the "Waiver Termination Date"), subject to the conditions that (a) no material adverse change occurs and is continuing in Borrower's financial condition or results from operations from those presented by the Borrower's January 31, 2000 interim financial statements which has been delivered by Borrower to Bank One, and (b) no other Event of Default occurs and is continuing. This is a limited waiver which applies only until the Waiver Termination Date, on which date and at all times thereafter Borrower shall be required to be and at all times remain in strict compliance with each of these covenants. Nothing in this Amendment shall be construed as a waiver of any other term or condition of the Credit Agreement or any of the other Loan Documents, nor shall be construed as a commitment on the part of the Bank One to waive any subsequent violation of the same or any other term or condition set forth in the Credit Agreement or any of the other Loan Documents. The waiver granted in this paragraph is



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strictly limited to the covenants and time periods referenced above. In all other respects the terms and conditions of the Credit Agreement, as expressly modified by this Amendment, remain in full force and effect in accordance with their stated terms.

         5. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this Amendment, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this Amendment.

         6. This Amendment shall become effective only after it is fully executed by the Borrower and the Bank. Except as amended by this Amendment, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         7. This Amendment is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Credit Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Credit Agreement or release any owner of collateral securing the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. Borrower acknowledges that as of the date of this Amendment it has no offsets with respect to all amounts owed by Borrower to Bank and Borrower waives and releases all claims which it may have against Bank arising under the Credit Agreement on or prior to the date of this Amendment.

         8. The Borrower acknowledges and agrees that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Credit Agreement; The Borrower hereby specifically ratifies and affirms the terms and provisions of the Credit Agreement. Borrower releases Bank from any and all claims which may have arisen, known or unknown, in connection with the Credit Agreement on or prior to the date hereof. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future amendments, should any be requested.

         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

                                            ELECTRONIC TELE-COMMUNICATIONS, INC.


                                            By: /s/ Dean W. Danner
                                               ---------------------------------
                                               Dean W. Danner, President


                                               BANK ONE, WISCONSIN


                                            By: /s/ Terry R. Sutter
                                               ---------------------------------
                                               Terry R. Sutter, Vice President